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Trupanion to Host 2020 Annual Meeting of Stockholders June 11th

Seattle, June 8, 2020– Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, will host its Annual Meeting of Stockholders on Thursday, June 11, 2020. We will first conduct the formal stockholder meeting, to be followed by the extended informational session that has become our signature annual event for stockholders to engage with management.

This annual event is designed to be the best opportunity for Trupanion stockholders and guests to understand Trupanion’s achievements and challenges over the past 12 months and its strategic vision going forward. Similar to past years, the event will feature extensive Q&A with the teams responsible for leading the execution of the Company’s strategic initiatives. Management remarks are expected to commence shortly after 9:30 am Pacific Time.

The informational session will provide access to Q&A with the broader Trupanion leadership team, structured as a webinar. We encourage those who wish to participate in the live webinar to reach out to investorrelations@trupanion.com as space is limited and such participation is by invitation only. Those who just wish to listen to a live-stream of the webinar can access the event on the Company’s investor relations website at investors.trupanion.com. The webinar will not be available for replay.

Investors interested in participating in the formal stockholder meeting to take place between 9:00 – 9:30 am Pacific Time can access the conference call by dialing 1-877-407-0784 (toll-free) or 1- 201-689-8560 (international) or by audio webcast, also available on the Company’s investor relations website.

Trupanion’s Annual Report and Proxy Statement are available at https://investors.trupanion.com/financials/annual-reports-and-proxies and all SEC filings for the Company can be found at https://investors.trupanion.com/financials/sec-filings. Trupanion stockholders may obtain hard copies of these proxy materials at no charge by following the instructions provided on the Trupanion Investor Relations website or in the “Notice of Internet Availability of Proxy Materials” that has been mailed to stockholders.

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About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States and Canada. For almost two decades, Trupanion has given pet owners peace of mind so they can focus on their pet’s recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance. Trupanion is listed on NASDAQ under the symbol “TRUP.” The company was founded in 2000 and is headquartered in Seattle, Washington. In the United States, Trupanion policies are issued by its wholly owned entity, American Pet Insurance Company. In Canada, Trupanion policies are issued by Omega General Insurance Company. For more information, visit trupanion.com.

Investor Contact:
Laura Bainbridge, Head of Corporate Communications
Laura.bainbridge@trupanion.com